DIRECTOR AND OFFICER
INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is entered into as of the ______ day of ___________, 2024, by and between PulteGroup Inc., a Michigan corporation (the “Company”), and ____________________ (“Indemnitee”).

RECITALS

A.    The Company is aware that competent and experienced persons are increasingly reluctant to serve or continue serving as directors or officers of companies unless they are protected by directors and officers liability insurance and adequate indemnification due to the increased exposure to litigation costs and risks resulting from service to such companies that often bear no relationship to the compensation of such directors or officers.

B.    The statutes and judicial decisions regarding the duties of directors and officers are often insufficient to provide directors and officers with adequate, reliable knowledge of the legal risks to which they are exposed or the manner in which they are expected to execute their fiduciary duties and responsibilities.

C.    The Company and the Indemnitee recognize that plaintiffs often seek damages in such large amounts, and the costs of litigation may be so great (whether or not the claims are meritorious), that the defense and/or settlement of such litigation can create an extraordinary burden on the personal resources of directors and officers.

D.    The board of directors of the Company (the “Board”) has concluded that, to attract and retain competent and experienced persons to serve as directors and officers of the Company, it is not only reasonable and prudent but necessary to promote the best interests of the Company and its shareholders for the Company to contractually indemnify its directors and certain of its officers in the manner set forth herein, and to assume for itself liability for expenses and damages in connection with claims against such directors and officers in connection with their service to the Company as provided herein.

E.     Sections 450.1561 through 450.1564b of the Michigan Business Corporation Act (the “MBCA”) permit the Company to indemnify and advance reasonable expenses to its officers, directors, employees and agents and to indemnify and advance reasonable expenses to persons who serve at the request of the Company as directors, officers, partners, trustees, employees, or agents of other corporations or enterprises.

F.    The Company desires and has requested the Indemnitee to serve or continue to serve as a director [and/or officer] of the Company, and the Indemnitee is willing to serve, or to continue to serve, as a director [and/or officer] of the Company if the Indemnitee is furnished the indemnity provided for herein by the Company.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1.Definitions. For purposes of this Agreement, the following terms shall have the corresponding meanings set forth below.
    “Change in Control” means each of the following:

(i) the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 30% or more of either (A) the then outstanding common shares of the Company (the “Outstanding Common Shares”) or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company); (2) any acquisition by the Company; (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this definition; provided further, that for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 30% or more of the Outstanding Common Shares or 30% or more of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common Shares or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control; or

(ii) the individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the date hereof whose appointment, election, or nomination for election by the Company’s shareholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

(iii) the consummation of a reorganization, merger, consolidation or share exchange involving the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (A) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Shares and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 70% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Shares and the Outstanding Voting Securities, as the case may be, (B) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the Person resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 30% or more of the Outstanding Common Shares or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 30% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(iv) the shareholders of the Company approve a plan of complete liquidation of the Company or the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company’s assets.

The Reviewing Party shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto.

“Claim” means a claim or action asserted by a Person in a Proceeding or any other written demand for relief in connection with or arising from an Indemnification Event.

“Covered Entity” means (i) the Company, (ii) any subsidiary of the Company or (iii) any other foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, for which Indemnitee is or was or may be deemed to be serving, at the request of the Company or any subsidiary of the Company, as a director, officer, partner, trustee, employee or agent.

“Disinterested Director” means, with respect to any determination contemplated by this Agreement, any Person who, as of the time of such determination, is a member of the Board but is not a party to or threatened to be made a party to any Proceeding then pending with respect to any Indemnification Event.

“Disqualifying Act” means the Indemnitee (i) received a financial benefit to which he or she was not entitled; (ii) engaged in conduct which is demonstrably injurious to the Company or inflicted harm on the Company or its shareholders, monetarily or otherwise; (iii) engaged in any act of dishonesty, the commission of a criminal act or a significant violation of a statutory or common law duty of loyalty to the Company, or (iv) violated Section 450.1551 of the MBCA.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expenses” means any and all direct and indirect fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating, printing and binding costs, telephone charges, postage and delivery service fees and all other disbursements or expenses of any type or nature whatsoever reasonably incurred by Indemnitee (including, subject to the limitations set forth in Section 3(c) below, reasonable attorneys’ fees) in connection with or arising from an Indemnification Event, including, without limitation: (i) the investigation or defense of a Claim; (ii) being, or preparing to be, a witness or otherwise participating, or preparing to participate, in any Proceeding; (iii) furnishing, or preparing to furnish, documents in response to a subpoena or otherwise in connection with any Proceeding; (iv) any appeal of any judgment, outcome or determination in any Proceeding (including, without limitation, any premium, security for and other costs relating to any cost bond, supersedeas bond or any other appeal bond or its equivalent); (v) establishing or enforcing any right to indemnification under this Agreement (including, without limitation, pursuant to Section 4(e) below), the MBCA or otherwise, regardless of whether Indemnitee is ultimately successful in such action, unless as a part of such action, a court of competent jurisdiction over such action determines that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous; (vi) Indemnitee’s defense of any Proceeding instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement (including, without limitation, costs and expenses incurred with respect to Indemnitee’s counterclaims and cross-claims made in such action); and (vii) any Federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, including all interest, assessments and other charges paid or payable with respect to such payments. For purposes of clarification, Expenses shall not include Losses.

An “Indemnification Event” shall be deemed to have occurred if Indemnitee was or is a party or is threatened to be made a party to or witness or other participant in, or was or is or becomes obligated to furnish or furnishes documents in response to a subpoena or otherwise in connection with, any Proceeding by reason of the fact that Indemnitee is or was or may be deemed a director, officer, employee or agent of any Covered Entity, or by reason of any action or inaction on the part of Indemnitee within the scope of their assigned duties while serving in any such capacity.

“Independent Legal Counsel” means an attorney or firm of attorneys that is experienced in matters of corporate law and neither presently is, nor in the thirty-six (36) months prior to such designation has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.

“Losses” means any and all losses, claims, damages, liabilities, judgments, fines, penalties, settlement payments, awards and amounts of any type whatsoever incurred by Indemnitee in connection with or arising from an Indemnification Event. For purposes of clarification, Losses shall not include Expenses.

“Organizational Documents” means any and all organizational documents, charters or similar agreements or governing documents, including, without limitation, (i) with respect to a corporation, its certificate or articles of incorporation and by-laws, (ii) with respect to a limited liability company, its operating agreement, and (iii) with respect to a limited partnership, its partnership agreement.

“Proceeding” means any threatened, pending or completed claim, action, suit, proceeding, arbitration or alternative dispute resolution mechanism, investigation, inquiry, administrative hearing or appeal or any other actual, threatened or completed proceeding, whether brought in the right of a Covered Entity or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative, internal or investigative nature.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other entity or government or agency or political subdivision thereof.

“Reviewing Party” means, with respect to any determination contemplated by this Agreement, any one of the following: (i) a majority vote of a quorum of the Disinterested Directors; (ii) if a quorum cannot be obtained under clause (i), by majority vote of a committee duly designated by the Board consisting solely of two or more Disinterested Directors, even if such Persons would not constitute a quorum of the Board, so long as such committee was designated by a majority of the Disinterested Directors; (iii) Independent Legal Counsel designated by the Board or its committee as prescribed in clause (i) or (ii), or if a quorum of the Board cannot be obtained under clause (i) and a committee cannot be designated under clause (ii), by the Board; (iv) by all Disinterested Directors; or (e) by the shareholders, but shares held by directors, officers, employees or agents who are parties or threatened to be made parties to the Proceeding may not be voted; provided, that, in the event that a Change in Control has occurred, the Reviewing Party shall be Independent Legal Counsel selected by Indemnitee by written notice provided to the Board.

“SEC” means the Securities and Exchange Commission.

2.Indemnification.
(a)Indemnification of Losses and Expenses. If an Indemnification Event has occurred, then, subject to Section 9 below, the Company shall indemnify and hold harmless Indemnitee, to the fullest extent permitted by the MBCA, as such law may be amended from time to time (but in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than were permitted prior thereto), against any and all Losses and Expenses. The Company’s commitment set forth in this Section 2(a) to indemnify the Indemnitee shall be subject to the limitations and procedural requirements set forth in this Agreement.
(b)Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Losses or Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.
(c)Advancement of Expenses. The Company shall advance Expenses to or on behalf of Indemnitee to the fullest extent permitted by the MBCA, as such law may be amended from time to time (but in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification or advancement of Expenses rights than were permitted prior thereto), as soon as practicable, but in any event not later than 30 days after written request therefor by Indemnitee, which request shall be accompanied by vouchers, invoices or similar evidence documenting in reasonable detail the

Expenses incurred or to be incurred by Indemnitee; provided, however, that Indemnitee need not submit to the Company any information that counsel for Indemnitee reasonably deems is privileged and exempt from compulsory disclosure in any Proceeding. Execution and delivery of this Agreement by the Indemnitee constitutes a written undertaking to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee did not meet the applicable standard of conduct, if any, required by the MBCA for the indemnification of a person under the circumstances. No other form of undertaking shall be required other than the execution of this Agreement.
(d)Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for Losses or Expenses, in connection with any Proceeding relating to an Indemnification Event under this Agreement, in such proportion as is deemed fair and reasonable by the Reviewing Party in light of all of the circumstances of such Proceeding in order to reflect (1) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving rise to such Proceeding; and (2) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).
3.Indemnification Procedures.
(a)Notice of Indemnification Event. Indemnitee shall give the Company notice as soon as practicable of any Indemnification Event of which Indemnitee becomes aware and of any request for indemnification hereunder, provided that any failure to so notify the Company shall not relieve the Company of any of its obligations under this Agreement, except if, and then only to the extent that, such failure increases the liability of the Company under this Agreement.
(b)Notice to Insurers. The Company shall give prompt written notice of any Indemnification Event which may be covered by the Company’s liability insurance to the insurers in accordance with the procedures set forth in each of the applicable policies of insurance. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Indemnification Event in accordance with the terms of such policies; provided that nothing in this Section 3(b) shall affect the Company’s obligations under this Agreement or the Company’s obligations to comply with the provisions of this Agreement in a timely manner as provided.
(c)Selection of Counsel. If the Company shall be obligated hereunder to pay or advance Expenses or indemnify Indemnitee with respect to any Losses, the Company shall be entitled to assume the defense of any related Claims, with counsel selected by the Company. After the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the defense of such Claims; provided that: (i) Indemnitee shall have the right to employ counsel in connection with any such Claim at Indemnitee’s expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) counsel for Indemnitee shall have provided the Company with written advice that there is a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not continue to retain such counsel selected by the Company to defend such Claim, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.

4.Determination of Right to Indemnification.
(a)Successful Proceeding; Mandatory Indemnification.
(i)To the extent Indemnitee has been successful, on the merits or otherwise, in defense of any Proceeding referred to in the definition of “Indemnification Event”, or in the defense of a claim, issue or matter in such Proceeding, the Company shall indemnify Indemnitee against Losses and Expenses incurred by [her][him] in connection therewith and in any action, suit or proceeding brought to enforce the mandatory indemnification provided in MBCA Section 450.1563 or this Agreement. If Indemnitee is not wholly successful in such Proceeding, but is successful, on the merits or otherwise, as to one or more but less than all Claims in such Proceeding, the Company shall indemnify Indemnitee against all Losses and Expenses incurred by Indemnitee in connection with each successfully resolved Claim.
(ii)Indemnification by the Company for an Indemnifiable Event under, and for Expenses, shall be mandatory and paid to the full extent provided in this Agreement, without the need or necessity of a determination that Indemnitee has met any standard of conduct, unless, in a final disposition of an action, suit, or proceeding concerning the matter for which indemnification is sought by Indemnitee, Indemnitee is adjudged or found to have committed a Disqualifying Act.
(b)Other Proceedings. In the event that Section 4(a) is inapplicable, the Company shall nevertheless indemnify Indemnitee as provided in Section 2(a) or 2(b), as applicable, or provide a contribution payment to the Indemnitee as provided in Section 2(d), to the extent determined by the Reviewing Party.
(c)Reviewing Party Determination. A Reviewing Party chosen by the Board directors shall determine whether Indemnitee is entitled to indemnification, subject to the following:
(i)A Reviewing Party so chosen shall act in the utmost good faith to assure Indemnitee a complete opportunity to present to such Reviewing Party Indemnitee’s case that Indemnitee has met the applicable standard of conduct.
(ii)Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action or omission is based on the records or books of account of a Covered Entity, including, without limitation, its financial statements, or on information supplied to Indemnitee by the officers or employees of a Covered Entity in the course of their duties, or on the advice of legal counsel for a Covered Entity or on information or records given, or reports made, to a Covered Entity by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by a Covered Entity. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of a Covered Entity shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 4(c)(ii) are satisfied, it shall in any event be presumed that Indemnitee (A) is entitled to the indemnification provided under this Agreement and (B) has at all times acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. Any Person seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.

(iii)If a Reviewing Party chosen pursuant to this Section 4(c) shall not have made a determination whether Indemnitee is entitled to indemnification within thirty (30) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (A) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (B) a prohibition of such indemnification under applicable law; provided, however, that such 30 day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the Reviewing Party in good faith requires such additional time for obtaining or evaluating documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 4(c)(iii) shall not apply if (I) the determination of entitlement to indemnification is to be made by the shareholders of the Company, (II) a special meeting of shareholders is called by the Board for such purpose within thirty (30) days after the shareholders are chosen as the Reviewing Party, (III) such meeting is held for such purpose within sixty (60) days after having been so called, and (IV) such determination is made thereat.
(d)Authorization of Payment of Indemnification. Any authorization of payment for indemnification pursuant to this Agreement shall be made in any of the ways specified in MBCA Section 450.1564b(4).
(e)Appeal to Court. Notwithstanding a determination by a Reviewing Party chosen pursuant to Section 4(c) that Indemnitee is not entitled to indemnification with respect to a specific Claim or Proceeding (an “Adverse Determination”), Indemnitee shall have the right to apply to the court in which that Claim or Proceeding is or was pending or any other court of competent jurisdiction for the purpose of enforcing Indemnitee's right to indemnification pursuant to this Agreement, provided that Indemnitee shall commence any such Proceeding seeking to enforce Indemnitee’s right to indemnification within one (1) year following the date upon which Indemnitee is notified in writing by the Company of the Adverse Determination. In the event of any dispute between the parties concerning their respective rights and obligations hereunder, the Company shall have the burden of proving that the Company is not obligated to make the payment or advance claimed by Indemnitee.
(f)Presumption of Success. The Company acknowledges that a settlement or other disposition short of final judgment shall be deemed a successful resolution for purposes of Section 4(a) if it permits a party to avoid expense, delay, distraction, disruption or uncertainty. In the event that any Proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such Proceeding with or without payment of money or other consideration), it shall be presumed that Indemnitee has been successful on the merits or otherwise in such Proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.
(g)Settlement of Claims. The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without the Company’s written consent. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Company nor the Indemnitee will unreasonably withhold their consent to any proposed settlement. The Company shall not be liable to indemnify the Indemnitee under this Agreement with regard to any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action; the Company’s liability hereunder shall not be excused if participation in the Proceeding by the Company was barred by this Agreement.
5.Additional Indemnification Rights; Non-exclusivity.
(a)Scope. The Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, even if such indemnification is not specifically authorized by the other provisions of this Agreement or any other agreement, the Organizational Documents of any Covered Entity or by applicable law. In the event of any change after the date of this Agreement in any applicable law, statute or rule that expands the right of a Michigan corporation to indemnify a member of its board of directors or an officer, employee or agent, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule that narrows the right of a Michigan corporation to indemnify a member of its board of directors or an officer, employee or agent, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder except as set forth in Section 9(a) hereof.
(b)Non-exclusivity. The rights to indemnification, contribution and advancement of Expenses provided in this Agreement shall not be deemed exclusive of, but shall be in addition to, any other rights to which Indemnitee may at any time be entitled under the Organizational Documents of any Covered Entity, any other agreement, any vote of shareholders or Disinterested Directors, the laws of the State of Michigan or otherwise. Furthermore, no right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion of any other right or remedy. The rights to indemnification, contribution and advancement of Expenses provided in this Agreement shall continue as to Indemnitee for any action Indemnitee took or did not take while serving in an indemnified capacity even though Indemnitee may have ceased to serve in such capacity.
6.No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment of any amount otherwise indemnifiable hereunder, or for which advancement is provided hereunder, if and to the extent Indemnitee has otherwise actually received such payment, whether pursuant to any insurance policy, the Organizational Documents of any Covered Entity or otherwise.
7.Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that, in certain instances, Federal law or public policy may override applicable state law and prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the SEC has taken the position that indemnification is not permissible for liabilities arising under certain Federal securities laws, and Federal legislation prohibits indemnification for certain violations of the Employee Retirement Income Security Act of 1979, as amended. Indemnitee understands and acknowledges that the Company has undertaken, or may be required in the future to undertake, with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee, and any right to indemnification hereunder shall be subject to, and conditioned upon, any such required court determination.
8.Liability Insurance. The Company shall maintain liability insurance applicable to directors and officers of the Company and shall cause Indemnitee to be insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s officers and directors (other than in the case of an independent director liability insurance policy if Indemnitee is not an independent or outside director). The Company shall advise Indemnitee as to the general terms of, and the amounts of coverage provide by, any liability insurance policy described in this Section 8 upon request and shall promptly notify Indemnitee if, at any time, any such insurance policy is terminated or expired without renewal or if the amount of coverage under any such insurance policy will be materially decreased.
9.Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee:
(a)against any Losses or Expenses, or advance Expenses to Indemnitee, with respect to Claims initiated or brought voluntarily by Indemnitee, and not by way of defense (including, without limitation, affirmative defenses and counter-claims), except (i) Claims to establish or enforce a right to indemnification, contribution or advancement with respect to an Indemnification Event, whether under this Agreement, any other agreement or insurance policy, the Company’s Organizational Documents or the Organizational Documents of any Covered Entity, the laws of the State of Michigan or otherwise, or (ii) if the Board has approved specifically the initiation or bringing of such Claim;
(b)against any Losses or Expenses, or advance Expenses to Indemnitee, with respect to Claims arising (i) with respect to an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or (ii) pursuant to Section 304 or 306 of the Sarbanes-Oxley Act of 2002, as amended, or any rule or regulation promulgated pursuant thereto; or
(c)if, and to the extent, that a court of competent jurisdiction renders a final, unappealable decision that such indemnification is not lawful.
10.Miscellaneous.
(a)Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original.
(b)Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns (including, with respect to the Company, any direct or indirect successor by purchase, merger, consolidation or otherwise to all, substantially all or a substantial part of the business and/or assets of the Company) and with respect to Indemnitee, his or her spouse, heirs, and personal and legal representatives. The Company shall require and cause any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. This Agreement shall continue in effect with respect to Claims relating to Indemnification Events regardless of whether Indemnitee continues to serve as a director, officer, partner, trustee, employee or agent of any Covered Entity and shall inure to the benefit of the heirs, executors, administrators or other successors of the estate of Indemnitee.

(c)Notice. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one (1) business day after the business day of deposit with Federal Express or similar, nationally recognized overnight courier, freight prepaid, or (d) one (1) business day after the business day of delivery by confirmed email transmission, if deliverable by email transmission, with copy by other means permitted hereunder, and addressed, if to Indemnitee, to the Indemnitee’s address or email address (as applicable) as set forth on Annex A, or, if to the Company, at the address of its principal corporate offices (attention: Secretary) or the email address [______], or at such other address or email address (as applicable) as such party may designate to the other party hereto.
(d)Enforceability. This Agreement is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.
(e)Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction and venue of the courts of the State of Michigan for all purposes in connection with any Proceeding that arises out of or relates to this Agreement and agree that any Proceeding instituted under this Agreement shall be commenced, prosecuted and continued only in the courts of the State of Michigan.
(f)Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the extent manifested by the provision held invalid, illegal or unenforceable.
(g)Choice of Law. This Agreement shall be governed by and its provisions shall be construed and enforced in accordance with, the laws of the State of Michigan, without regard to the conflict of laws principles thereof.
(h)Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.
(i)Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in a writing signed by the parties to be bound thereby. Notice of same shall be provided to the other party hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.
(j)No Construction as Employment Agreement. This Agreement is not an employment agreement between the Company and the Indemnitee, and nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained or continue in the employ or service of any Covered Entity.

(k)Supersedes Previous Agreements. Subject to Section 5(b), this Agreement supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof. All such prior agreements and understandings are hereby terminated and deemed of no further force or effect.

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In Witness Whereof, the parties hereto have executed this Agreement on and as of the day and year first above written.

COMPANY:

___________________________
a Michigan corporation

By:
Name:
Title:

INDEMNITEE:

Name:

Annex A

Address:

Email address: